Exhibit 1.01

Wabash National Corporation

Conflict Minerals Report

For The Year Ended December 31, 2015

This report for the year ending December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

As described in detail below, following reasonable due diligence conducted with our supply base into the source and chain of custody of Conflict Minerals in our products, we are unable with absolute assurance to determine the origin of the Conflict Minerals in our products and therefore cannot exclude the possibility that some may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources. For that reason, we are required under the Rule to submit to the SEC this Conflict Minerals Report (“CMR”) as an Exhibit to Form SD. In accordance with the Organization for Economic Cooperation and Development (the “OECD”) Guidance and the Rule, this report is available on our website at www.wabashnational.com. This CMR is not subject to an independent private sector audit in accordance to guidance issued by the SEC in April of 2014.

1. Company Overview

This report has been prepared by management of Wabash National Corporation (herein referred to as “Wabash,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated. Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products, which could possibly contain 3TGs, are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, Walker Transport, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com

Supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify entities upstream from our suppliers who provide us with products and/or raw materials necessary to the functionality or production of our products (“Direct Suppliers”). As such, we rely heavily on our Direct Suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us – including sources of Conflict Minerals that are supplied to them from lower tier suppliers. Current contracts with most of our key Direct Suppliers, which account for the majority of our sourced materials, are in effect for multiple year terms, thus we cannot unilaterally impose new contract terms and flow-down requirements at this time. As we execute new contracts and/or renew contracts, we are requiring affected Direct Suppliers to provide us with geographic origin information concerning Conflict Minerals and smelters. Additionally, all new Direct Suppliers receive Conflict Minerals reporting requirements as a part of our new supplier information packet. It will take several years to ensure that all of our Direct Suppliers are contractually obligated to report this information to us as part of their normal business interactions with us. In the meantime, as described below, we have established a process to contact affected Direct Suppliers to collect necessary Conflict Minerals sourcing information. We have used and will continue to use the data collected through the process described below, and through our contractually obligated disclosures from our Direct Suppliers, to evaluate our supply chain to ensure compliance with the SEC’s Conflict Minerals rules.

Presently, our supply chain consists of over 12,000 suppliers, including many suppliers providing us with services and/or products that are not necessary to the functionality or production of our products and/or products that do not contain Conflict Minerals. As such, it was not practicable to conduct a survey of our entire supply base. Instead, we targeted only those Direct Suppliers that we believed, based upon an evaluation of the composition of the product and/or raw material they supplied, could possibly supply us with products containing Conflict Minerals. Upon removal of intracompany-supplied products and retail purchases the population of Direct Suppliers surveyed was set at approximately 1,200. The Company contacted these approximately 1,200 Direct Suppliers, requesting each to provide Conflict Minerals geographic origin data in the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Surveys conducted with other manufacturing companies confirmed that our risk-based approach to developing our list of our surveyed Direct Suppliers, as described above, is consistent with how many peer companies are approaching the Rule.

At this time, having conducted this due diligence process, our products that are subject to the reporting obligations of the Rule are “DRC conflict undeterminable,” as we are unable to determine all of the following with regard to all Conflict Minerals present in our supply chain that are necessary to the functionality or production of our products: (1) the origin of the Conflict Minerals and/or the 3TG they contain (or to determine whether they come from recycled or scrap sources) or (2) the location of the facilities used to process them and/or origin mines.

Conflict Minerals Policy

Wabash is committed to working with our global supply chain to ensure compliance with the SEC’s Rule. We have established a Conflict Minerals compliance program, as outlined above, that is designed to follow the framework established by the OECD. Our enterprise is fully engaged in implementing that program.

For additional information about our commitment to responsible sourcing and other human rights, see our Conflict Minerals Policy and Code of Business Conduct and Ethics, which are both publicly available on our website at www.wabashnational.com.

2. Due Diligence Process

2.1 Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for Conflict Minerals.

2.2 Establish Strong Company Management Systems

Internal Team

Our Senior Vice President – General Counsel and our Vice President of Global Strategic Sourcing established a cross-functional team of subject matter experts from relevant functions of finance, legal, and supply chain to create our Conflict Minerals compliance program and due diligence efforts necessary to comply with the Rule. As part of this team, our Global Director of Strategic Sourcing, a Strategic Commodity Manager and a Global Strategic Sourcing Assistant lead our ongoing due diligence efforts with our Direct Suppliers. Senior management and members of our Audit Committee are briefed about the results of our due diligence efforts on a regular basis.

Control systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other major manufacturers in the transportation industry and other relevant sectors, as well as our own Direct Suppliers to encourage the disclosure of all the conflict mineral status of the upstream entities held in common by our various supply chains. Our due diligence process includes utilization of industry-wide initiatives to disclose upstream entities in the supply chain, such as the CMRT and the CFSI certified smelter list.

Our controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all Wabash National employees and suppliers. Going forward, as discussed above, our controls will also include contractual disclosure requirements in our Direct Supplier contracts.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have invested in tools and developed internal processes and procedures to query and track supplier activity. In addition, we have included Conflict Minerals reporting requirements in our new supplier packets and we will continue to request Conflict Minerals reporting data annually from all of our Direct Suppliers. We will also utilize key opportunities such as annual Executive Management Reviews with our suppliers to reinforce and review compliance.

Grievance Mechanism

We have multiple mechanisms and processes for employees and suppliers to use to report violations of Wabash’s policies. These are described in our Code of Business Conduct and Ethics policy, which is publicly available on our website at www.wabashnational.com

Maintain records

We have adopted a policy to retain relevant documentation requested from and disclosed by our suppliers.

2.3 Identify and assess risk in the supply chain

As outlined previously, since we do not typically have a direct relationship with 3TG smelters and refiners, our due diligence efforts undertaken to comply with the Rule rely heavily on our Direct Suppliers providing us with information about the source of Conflict Minerals contained in the products and raw materials supplied to us. Our Direct Suppliers are similarly reliant upon information provided by their suppliers. Many of our largest suppliers are also SEC registrants and subject to the Rule. However, our ability to comply with the Rule is dependent upon receipt of complete and accurate information from our Direct Suppliers.

2.4 Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, Wabash has an approved risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. As part of the risk management efforts undertaken as part of the Conflict Minerals program, our Global Director of Strategic Sourcing, a Strategic Commodity Manager and a Global Strategic Sourcing Assistant regularly review Conflict Minerals data provided by our Direct Suppliers. Direct Suppliers who provide incomplete or inconsistent Conflict Minerals data are contacted to update and confirm the data provided until Wabash can conclude with a reasonable degree of certainty that the provided data is likely accurate. Updates regarding our due diligence process and this risk assessment are provided regularly to senior management and the Audit Committee.

As described above, we also utilize and participate in several industry-wide initiatives to disclose the conflict mineral status of upstream entities in the supply chain. We will continue to pursue training and participate in seminars to increase our awareness and further enhance our compliance. As part of our risk management plan, and to ensure suppliers understand our ongoing expectations to provide accurate and complete Conflict Minerals data, we will continue to engage suppliers in various ways such as training sessions, Executive Management Reviews and our annual supplier conference.

2.5 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Since we do not have a direct relationship with 3TG smelters and refiners, we do not perform or direct audits of these upstream entities within our supply chain. We will support audits by our supply base, as necessary, and have augmented our own Direct Supplier audit process with questions and procedures to address compliance by our Direct Suppliers with the Rule.

2.6 Report on supply chain due diligence

Wabash has filed a Form SD which includes this report and made such information available on our website, demonstrating our progress in implementing our Conflict Minerals Policy.

3. Due Diligence Results

Request Information

As described above, we conducted a survey of certain Direct Suppliers using the CMRT, which was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policies, engagement with its direct suppliers, and a listing of the smelters the suppliers (and its suppliers) utilize in their own supply chain. In addition, the CMRT contains questions about the origin of Conflict Minerals included in suppliers’ products, as well as suppliers’ due diligence efforts. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The CMRT is being used by many of our peer companies in their due diligence processes related to Conflict Minerals.

Survey Responses

To date, we’ve received responses from 70% of the approximately 1,200 Direct Suppliers surveyed, which represents approximately 99% of Wabash’s direct material spend surveyed in 2015. We reviewed the responses provided against criteria developed to determine whether further engagement with our Direct Suppliers was necessary. These criteria included: (1) untimely or incomplete responses, (2) inconsistencies within the data reported in the CMRT or in other provided documentation, or (3) uncertainty in the accuracy of the data reported in light of the product supplied by the Direct Supplier. We have worked directly with these Direct Suppliers until we received data sufficient to allow Wabash to conclude with a reasonable degree of certainty that the provided data is likely accurate.

Approximately 85% of our responding Direct Suppliers reported using no 3TG in products sold to Wabash; 10% provided insufficient detail rendering their responses undeterminable; 3% reported using 3TG in their products but could not certify the smelters being utilized or their country of origin; and the remaining 2% reported using 3TG from within the Covered Countries from non-certified smelters. In all cases where 3TG was reported being used, it cannot be determined if Conflict Minerals were in the products sold to Wabash. Of the thousands of lines of smelter data reported to us, there were only 318 unique smelter identification numbers reported, of which only 246 smelters were identified, based on the CFSI Conflict-Free Smelter Program Assessment protocol. Of these, 207 were validated as compliant, 35 are active, indicating they have committed to the audit process and 4 tungsten smelters are progressing toward validation. As we do not typically have a direct relationship with 3TG smelters and refiners, and thus are unable to directly audit or request documentation from these facilities, Wabash supports the refinement and expansion of the list of participating smelters through the CFSI program.

Additionally, a large majority of our responding Direct Suppliers provided Conflict Minerals data to us at a company or divisional level – and did not specify whether the particular products, parts or raw materials specifically supplied to Wabash: (1) contained Conflict Minerals or (2) originated from a supply chain that included mines, smelters, or refiners containing/using Conflict Minerals. These “blanket responses” covering the totality of what these Direct Suppliers sell in aggregate to their customers, do not allow us to determine whether any of the Conflict Minerals reported by these Direct Suppliers are actually contained in the particular products, parts or raw materials the Direct Supplier sells specifically to Wabash. Therefore, we are also unable to validate whether any of the smelters or refiners (described above) who were disclosed by our Direct Suppliers as being part of the Direct Supplier’s overall supply chain, are actually part of Wabash’s supply chain.

Efforts to determine mine or location of origin

Through our utilization of CFSI tools, the OECD implementation guidelines, and requesting our Direct Suppliers to complete the CMRT, we have determined that seeking information about 3TG smelters and refiners through our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

Based on Direct Supplier responses received to date:

•	85% of respondents reported using no 3TG in their products and, therefore, utilize no smelters or refiners of concern.
•	The remaining 15% of respondents reported either: (1) no smelter information available or (2) a list of smelters utilized in their respective supply chains.
•	When smelter and refiner lists included smelter identification numbers in a response, Wabash was able to verify the following about those smelters:
•	65% are conflict –free

•	11% are active

•	1% are progressing toward validation

•	23% are unrecognizable smelter identification numbers

•	The majority of our responding Direct Suppliers who do utilize 3TG in some or all of the products they sell to their entire customer base: (1) could not represent to us that any smelter or refiner entities they listed as using Conflict Minerals had actually been included in the supply chain for the products, parts and/or raw materials they supplied to Wabash; and/or (2) reported that it was “not known” or “undetermined” if Conflict Minerals had been utilized by smelters or refiners included in the supply chain for the products, parts and/or raw materials they supplied to Wabash.

The statements above are based on the Reasonable Country of Origin Inquiry process and due diligence performed in good faith by Wabash. As noted previously, these statements are based solely on the information received from our Direct Suppliers through this process. For a listing of smelters or refiners and their country of origin, reported to Wabash by its suppliers and determined as either compliant, active, or progressing toward validation when compared to the CFSI list, reference Table 1 at the end of this CMR.

4. Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence we conduct, in an effort to further mitigate risk that the Conflict Minerals necessary to the functionality or production of our products could benefit armed groups in the Covered Countries:

a)	Inclusion of Conflict Minerals flow-down requirements in Wabash’s new or renewed Direct Supplier contracts.
b)	Revisit annually the scope of Direct Suppliers requested to supply information as part of our due diligence process.
c)	Engage with Direct Suppliers, as deemed necessary, directing them to training resources in an attempt to increase the due diligence response rate and improve the content of the Direct Supplier survey responses.
d)	Work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

TABLE 1

The facilities verified by the CFSI as “smelters” or “refiners”, which have been reported by Wabash suppliers as processing conflict minerals, are listed below

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Gold	Advanced Chemical Company	CID000015	Active	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Compliant	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Compliant	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Active	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Compliant	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	Compliant	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	Compliant	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	Compliant	JAPAN
Gold	Aurubis AG	CID000113	Compliant	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Compliant	PHILIPPINES
Gold	Boliden AB	CID000157	Compliant	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	Compliant	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Compliant	CANADA
Gold	Cendres + Métaux S.A.	CID000189	Active	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	Compliant	ITALY
Gold	Daejin Indus Co., Ltd.	CID000328	Active	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	Active	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	CID000362	Compliant	GERMANY
Gold	Dowa	CID000401	Compliant	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	Compliant	JAPAN
Gold	OJSC Novosibirsk Refinery	CID000493	Compliant	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	CID000694	Compliant	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Compliant	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Compliant	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Compliant	JAPAN
Gold	Istanbul Gold Refinery	CID000814	Compliant	TURKEY
Gold	Japan Mint	CID000823	Compliant	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	Compliant	CHINA
Gold	Asahi Refining USA Inc.	CID000920	Compliant	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CID000924	Compliant	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Compliant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	Compliant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Compliant	JAPAN
Gold	Kazzinc	CID000957	Compliant	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	Compliant	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	Compliant	JAPAN
Gold	LS-NIKKO Copper Inc.	CID001078	Compliant	KOREA, REPUBLIC OF
Gold	Materion	CID001113	Compliant	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Compliant	JAPAN

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Active	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Compliant	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Compliant	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	Compliant	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	Compliant	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	Compliant	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	Compliant	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Compliant	JAPAN
Gold	Moscow Special Alloys Processing Plant	CID001204	Compliant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Compliant	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Active	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	Compliant	JAPAN
Gold	Elemetal Refining, LLC	CID001322	Compliant	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Compliant	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Compliant	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	Compliant	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Compliant	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Compliant	INDONESIA
Gold	PX Précinox S.A.	CID001498	Compliant	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	Compliant	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	Compliant	CANADA
Gold	Samduck Precious Metals	CID001555	Active	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	CID001573	Compliant	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	CID001585	Compliant	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Compliant	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Compliant	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Compliant	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	Compliant	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Compliant	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Compliant	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Compliant	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	Compliant	JAPAN
Gold	Torecom	CID001955	Active	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	Compliant	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Compliant	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	Compliant	UNITED STATES
Gold	Valcambi S.A.	CID002003	Compliant	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Compliant	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Compliant	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	Compliant	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Compliant	CHINA

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	Compliant	CHINA
Gold	Umicore Precious Metals Thailand	CID002314	Compliant	THAILAND
Gold	Faggi Enrico S.p.A.	CID002355	Active	ITALY
Gold	Geib Refining Corporation	CID002459	Active	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Compliant	INDIA
Gold	Republic Metals Corporation	CID002510	Compliant	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	Active	POLAND
Gold	Singway Technology Co., Ltd.	CID002516	Compliant	TAIWAN
Gold	Emirates Gold DMCC	CID002561	Compliant	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	CID002580	Compliant	ITALY
Gold	Korea Zinc Co., Ltd.	CID002605	Active	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	Active	GERMANY
Gold	WIELAND Edelmetalle GmbH	CID002778	Active	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Compliant	AUSTRIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Compliant	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	Compliant	CHINA
Tantalum	Duoluoshan	CID000410	Compliant	CHINA
Tantalum	Exotech Inc.	CID000456	Compliant	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	Compliant	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Compliant	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	Compliant	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Compliant	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Compliant	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	Compliant	CHINA
Tantalum	LSM Brasil S.A.	CID001076	Compliant	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Compliant	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	Compliant	BRAZIL
Tantalum	Mitsui Mining & Smelting	CID001192	Compliant	JAPAN
Tantalum	Molycorp Silmet A.S.	CID001200	Compliant	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Compliant	CHINA
Tantalum	QuantumClean	CID001508	Compliant	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	Compliant	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Compliant	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	CID001869	Compliant	JAPAN
Tantalum	Telex Metals	CID001891	Compliant	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Compliant	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide	CID002232	Compliant	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	Compliant	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Compliant	CHINA
Tantalum	D Block Metals, LLC	CID002504	Compliant	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CID002505	Compliant	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Compliant	CHINA

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Compliant	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Compliant	CHINA
Tantalum	KEMET Blue Metals	CID002539	Compliant	MEXICO
Tantalum	Plansee SE Liezen	CID002540	Compliant	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	CID002544	Compliant	THAILAND
Tantalum	H.C. Starck GmbH Goslar	CID002545	Compliant	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	Compliant	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Compliant	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	Compliant	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	Compliant	JAPAN
Tantalum	Plansee SE Reutte	CID002556	Compliant	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	CID002557	Compliant	UNITED STATES
Tantalum	Global Advanced Metals Aizu	CID002558	Compliant	JAPAN
Tantalum	KEMET Blue Powder	CID002568	Compliant	UNITED STATES
Tantalum	Tranzact, Inc.	CID002571	Compliant	UNITED STATES
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Compliant	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Active	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Compliant	CHINA
Tin	Alpha	CID000292	Compliant	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Compliant	BRAZIL
Tin	CV Gita Pesona	CID000306	Compliant	INDONESIA
Tin	PT Justindo	CID000307	Compliant	INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309	Compliant	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	Compliant	INDONESIA
Tin	CV United Smelting	CID000315	Compliant	INDONESIA
Tin	EM Vinto	CID000438	Compliant	BOLIVIA
Tin	Fenix Metals	CID000468	Compliant	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Compliant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Active	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	Compliant	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Compliant	MALAYSIA
Tin	Metallic Resources, Inc.	CID001142	Compliant	UNITED STATES
Tin	Mineração Taboca S.A.	CID001173	Compliant	BRAZIL
Tin	Minsur	CID001182	Compliant	PERU
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Compliant	THAILAND
Tin	Operaciones Metalurgical S.A.	CID001337	Compliant	BOLIVIA
Tin	PT Artha Cipta Langgeng	CID001399	Compliant	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	Compliant	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	Compliant	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	Compliant	INDONESIA
Tin	PT Bukit Timah	CID001428	Compliant	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	Compliant	INDONESIA

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Tin	PT Eunindo Usaha Mandiri	CID001438	Compliant	INDONESIA
Tin	PT Karimun Mining	CID001448	Active	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	Compliant	INDONESIA
Tin	PT Panca Mega Persada	CID001457	Compliant	INDONESIA
Tin	PT Prima Timah Utama	CID001458	Compliant	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	Compliant	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	Compliant	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	Compliant	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Compliant	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Compliant	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	Compliant	INDONESIA
Tin	PT Tommy Utama	CID001493	Compliant	INDONESIA
Tin	Rui Da Hung	CID001539	Compliant	TAIWAN
Tin	Soft Metais Ltda.	CID001758	Compliant	BRAZIL
Tin	Thaisarco	CID001898	Compliant	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Active	CHINA
Tin	VQB Mineral and Trading Group JSC	CID002015	Compliant	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Compliant	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Active	CHINA
Tin	Yunnan Tin Company Limited	CID002180	Compliant	CHINA
Tin	CV Venus Inti Perkasa	CID002455	Compliant	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Compliant	BRAZIL
Tin	PT Wahana Perkit Jaya	CID002479	Compliant	INDONESIA
Tin	Melt Metais e Ligas S.A.	CID002500	Compliant	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Compliant	INDONESIA
Tin	Phoenix Metal Ltd.	CID002507	Active	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Compliant	PHILIPPINES
Tin	PT Inti Stania Prima	CID002530	Compliant	INDONESIA
Tin	CV Ayi Jaya	CID002570	Compliant	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Active	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Active	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Active	VIET NAM
Tin	CV Dua Sekawan	CID002592	Active	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	Compliant	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Active	VIET NAM
Tin	Resind Indústria e Comércio Ltda.	CID002706	Compliant	BRAZIL
Tin	Metallo-Chimique N.V.	CID002773	Compliant	BELGIUM
Tin	Elmet S.L.U.	CID002774	Compliant	SPAIN
Tin	PT Bangka Prima Tin	CID002776	Compliant	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	Compliant	INDONESIA
Tin	An Thai Minerals Co., Ltd.	CID002825	Active	VIET NAM

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Active	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Compliant	JAPAN
Tungsten	Kennametal Huntsville	CID000105	Compliant	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Compliant	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Compliant	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	Progressing toward validation	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Compliant	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	Compliant	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Compliant	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	Compliant	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	Progressing toward validation	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Compliant	CHINA
Tungsten	Kennametal Fallon	CID000966	Active	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Compliant	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Compliant	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Compliant	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Compliant	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Compliant	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Compliant	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Active	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Active	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Active	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Compliant	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Compliant	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Compliant	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Compliant	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Compliant	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Compliant	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	Progressing toward validation	CHINA
Tungsten	Pobedit, JSC	CID002532	Progressing toward validation	RUSSIAN FEDERATION
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	Compliant	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Compliant	CHINA
Tungsten	H.C. Starck GmbH	CID002541	Compliant	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	Compliant	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Compliant	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Active	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	Active	CHINA

Mineral	Smelter Name	Smelter ID	Status	Country of origin
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Compliant	CHINA
Tungsten	Niagara Refining LLC	CID002589	Compliant	UNITED STATES
Tungsten	Hydrometallurg, JSC	CID002649	Compliant	RUSSIAN FEDERATION
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Active	CHINA